Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Dividend Advantage Municipal Fund 2
333-49242
811-10197


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment
Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred shares voting together as a class
     MuniPreferred shares voting together as a class
To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
            6,942,760
                      727
   Against
               497,671
                        61
   Abstain
               320,988
                        17
   Broker Non-Votes
            2,167,407
                   2,658
      Total
            9,928,826
                   3,463



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
            6,949,592
                      730
   Against
               471,662
                        58
   Abstain
               340,165
                        17
   Broker Non-Votes
            2,167,407
                   2,658
      Total
            9,928,826
                   3,463

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012584.